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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): APRIL 19, 2002

                             STARMEDIA NETWORK, INC.
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             (Exact name of registrant as specified in its charter)

            DELAWARE               1-15015                06-1461770
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(State or other jurisdiction of  (Commission   (IRS Employer Identification No.)
       of incorporation)         File Number)         Identification No.)


                 29 West 36th Street
                  New York, New York                        10018
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       (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (212) 905-8200

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          (Former name or former address, if changed since last report)
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This Report on Form 8-K is being filed upon the occurrence of the events specified in the following item(s)

                  ____  Item 1.  Changes in Control of Registrant
                  ____  Item 2.  Acquisition or Disposition of Assets
                  ____  Item 3.  Bankruptcy or Receivership
                  ____  Item 4.  Changes in Registrant's Certifying Accountant
                  ____  Item 5.  Other Events
                  ____  Item 6.  Resignations of Registrant's Directors
                  ____  Item 7.  Financial Statements and Exhibits
                  ____  Item 8.  Change in Fiscal Year
                  _XX_  Item 9.  Regulation FD Disclosure


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April 19, 2001

                  StarMedia today announced the appointment of Jose Manuel Tost as President and Jorge Rincon as Chief Operating Officer.

                  Prior to his appointment, Mr. Tost served as the Chief Operating Officer of StarMedia. He joined the Company in July 2001 after over five years at TelCel/Bell South. Mr. Tost has extensive experience in telecommunications in Latin America.

                  Mr. Rincon previously served as the Chief Technology Officer of StarMedia. Prior to joining StarMedia in late 1999, Mr. Rincon was a founding member and vice president of operations for PageCell International Holdings, which StarMedia acquired to be the cornerstone of its mobile solutions business.

                  The Company also announced the resignation of Enrique Narciso as Chief Executive Officer and President, and as member of the board of directors. In tendering his resignation, Mr. Narciso informed the Company that he needed to focus on a personal matter that has resulted in his pleading guilty to a tax violation involving his 1998 individual federal tax return. Mr. Narciso joined StarMedia in late 1999.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          STARMEDIA NETWORK, INC.


                                          /s/ MICHAEL HARTMAN
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          (Date)                          Name: Michael Hartman, General Counsel


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